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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement pertaining to the Broadcom Corporation 1998 Stock Incentive Plan and 1998 Employee Stock Purchase Plan (Form S-8 No. 333-60763) of our reports dated January 26, 1999, with respect to the consolidated financial statements and financial statement schedule of Broadcom Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                      /s/ Ernst & Young LLP


Orange County, California
March 25, 1999